UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 18, 2025

Nuveen New Jersey Quality Municipal Income Fund

(Exact name of registrant as specified in its charter)

Massachusetts	811-09455	36-4419016
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

333 West Wacker Drive Chicago, Illinois		60606
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (800) 257-8787

(Former name or former address, if changed since last report): N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares of Beneficial Interest	NXJ	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

Kristen DeJong has been named a portfolio manager of the Fund, effective September 18, 2025. Ms. DeJong’s biography is presented below.

Kristen M. DeJong, CFA, Managing Director at Nuveen Asset Management, is a portfolio manager responsible for managing taxable municipal fixed income strategies for customized institutional portfolios and closed-end funds. She began her career in the investment industry in 2005 and joined Nuveen Asset Management in 2008. Prior to her current role, she served as senior research analyst for Nuveen Asset Management’s municipal fixed income team, responsible for conducting credit analysis and providing trade recommendations for separately managed accounts. Previously, she worked as a research associate at Nuveen in the wealth management services area, where she provided research and developed reports on various topics involving retirement, tax and investment planning. Before joining Nuveen, she was a financial advisor at Ameriprise Financial. She received her B.S. in Business from Miami University. Ms. DeJong holds the Chartered Financial Analyst designation and is a member of the CFA Institute and the CFA Society of Chicago. Ms. DeJong is also a past president of the Chicago Municipal Analysts society and a former board member of the National Federation of Municipal Analysts.

There will be no changes to the Fund’s investment objective or investment policies in connection with Ms. DeJong’s addition.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nuveen New Jersey Quality Municipal Income Fund

Date: September 18, 2025	By:	/s/ Mark L. Winget
Mark L. Winget
Vice President and Secretary